Exhibit 99.1

GXS Reports Fourth Quarter and Full Year 2011 Financial Results

Gaithersburg, MD — March 19, 2012 — GXS, a leading provider of B2B integration services, today announced its financial results for the quarter and year ended December 31, 2011.

FINANCIAL HIGHLIGHTS FROM THE FOURTH QUARTER AND FULL YEAR 2011

•	Total Revenue: 4Q11 Total Revenue of $124.2 million, up 2% versus 4Q10; FY11 Total Revenue of $479.9 million, up 15% versus FY10

•	Managed Services Revenue: 4Q11 Managed Services Revenue of $42.8 million, up 26% versus 4Q10; FY11 Managed Services Revenue of $150.4 million, up 33% versus FY10

•	Adjusted EBITDA: 4Q11 Adjusted EBITDA of $43.2 million, flat versus 4Q10; FY11 Adjusted EBITDA of $155.2 million, up 11% versus FY10

•	Net Income/Loss: 4Q11 Net Income of $2.4 million as compared to a Net Loss of $10.4 million in 4Q10; FY11 Net Loss of $1.3 million as compared to Net Income of $4.0 million in FY10

•	Minimum Contracted Value (MCV): 4Q11 MCV of $55.3 million, up 25% versus 4Q10 – a record quarter for GXS; FY11 MCV of $175.0 million, up 22% versus FY10 – a record year for GXS

•	Exceeded the high end of revenue and MCV guidance for 4Q11 and FY11

BUSINESS HIGHLIGHTS FROM THE FOURTH QUARTER

•
Continued to execute on sales programs to sign Managed Services accounts; over 50 new deals were signed with existing and new accounts in 4Q11 with the largest deal from a Fortune 500 diversified industrial company that will use GXS Managed Services to connect to exchange forecast, inventory, logistics and payment data with its customers and suppliers

•
Surpassed 150,000 companies using GXS Active Applications, a suite of Software-as-a-Service (SaaS) applications designed to automate physical and financial supply chain processes; particularly strong growth was experienced with Intelligent Web Forms service that reached over 15,000 users during 4Q11

•
Launched commercial services and provisioned the first group of customers in two new AT&T Tier 4 data centers within the United States along with a new hardware platform that will enable higher service levels and enhanced business continuity capabilities

•
Formed two new user groups, a Retail Roundtable and an SAP Advisory Board, which will offer many strategic accounts the opportunity to provide greater input to GXS product roadmap and service delivery initiatives

•	Introduced the GXS B2B Heroes programs, which recognized the achievements of individual leaders at 20 customers including Ralph Lauren, DHL, MillerCoors and Marks & Spencer

“For the third consecutive quarter, we set a new record for total MCV and achieved the highest Managed Services contribution to MCV since the merger with Inovis,” commented Bob Segert, GXS President and Chief Executive Officer. “Furthermore, we achieved pro forma revenue growth in 2011 and we believe our momentum in the market place, combined with the investments we are making in our business, will continue to drive growth for GXS in the future.”

FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2011

Revenue

Total revenue for 4Q11 was $124.2 million, up 2% as compared to $121.5 million in 4Q10. Managed Services revenue was $42.8 million in 4Q11, up 26% as compared to $34.0 million in 4Q10. Messaging Services revenue was $56.2 million in 4Q11, down 8% from $61.1 million in 4Q10. B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $25.3 million in aggregate for 4Q11, down 4% as compared to $26.4 million in 4Q10.

Total revenue for 4Q11 and 4Q10 have been negatively impacted by the write-down of certain deferred revenue from RollStream, Inc. (“RollStream”) in relation to the acquisition of RollStream on March 28, 2011 and from Inovis International, Inc. (“Inovis”) in relation to the acquisition of Inovis on June 2, 2010, in accordance with Generally Accepted Accounting Principles (GAAP). These amounts totaled $0.1 million (solely related to RollStream) and $2.4 million (solely related to “Inovis”) in 4Q11 and 4Q10, respectively. Adjusting for such write-downs, pro forma total revenue for 4Q11 was $124.3 million, up slightly as compared to $123.9 million in 4Q10. Pro forma Managed Services revenue was $42.8 million in 4Q11, up 26% as compared to $34.1 million in 4Q10. Pro forma Messaging Services revenue was $56.2 million in 4Q11, down 9% as compared to $61.5 million in 4Q10. Pro forma aggregate B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $25.3 million in 4Q11, down 11% as compared to $28.4 million in 4Q10.

	As Reported			Pro Forma
	Fourth Quarter			Fourth Quarter
	2011	2010	% change	2011	2010	% change
(in $ millions)
Revenues
Managed Services	$ 42.8	$ 34.0	26%	$ 42.8	$ 34.1	26%
Messaging Services	$ 56.2	$ 61.1	-8%	$ 56.2	$ 61.5	-9%
B2B Software and Services, Data Synchronization, and Custom Outsourcing	$ 25.3	$ 26.4	-4%	$ 25.3	$ 28.4	-11%
Total Revenues	$ 124.2	$ 121.5	2%	$ 124.3	$ 123.9	0%

Note: Some calculations may differ due to rounding

Total revenue for the full year 2011 was $479.9 million, up 15% as compared to $417.9 million for the full year 2010. Managed Services revenue was $150.4 million for the full year 2011, up 33% as compared to $112.8 million for the full year 2010. Messaging Services revenue was $230.7 million for the full year 2011, up 3% from $223.1 million for the full year 2010. B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $98.8 million in aggregate for the full year 2011, up 20% as compared to $82.1 million for the full year 2010.

Total revenue for the full year 2010 does not include approximately five months of contribution from Inovis. Additionally, total revenue for the full years 2011 and 2010 has been negatively impacted by the write-down of certain deferred revenue from the acquisitions of RollStream and Inovis, in accordance with GAAP. These amounts totaled $1.4 million (related to both Inovis and RollStream) and $4.4 million (solely related to Inovis) in 2011 and 2010, respectively. Adjusting for such write-downs and assuming that the acquisition of Inovis occurred on January 1, 2010, pro forma total revenue for the full year 2011 was $481.3 million, up 1% as compared to $476.6 million for the full year 2010. Pro forma Managed Services revenue was $150.8 million for the full year 2011, up 20% as compared to $125.6 million for the full year 2010. Pro forma Messaging Services revenue was $230.8 million for the full year 2011, down 5% as compared to $241.8 million for the full year 2010. Pro forma aggregate B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $99.6 million for the full year 2011, down 9% as compared to $109.2 million for the full year 2010.

	As Reported			Pro Forma
	Full Year			Full Year
	2011	2010	% change	2011	2010	% change
(in $ millions)
Revenues
Managed Services	$ 150.4	$ 112.8	33%	$ 150.8	$ 125.6	20%
Messaging Services	$ 230.7	$ 223.1	3%	$ 230.8	$ 241.8	-5%
B2B Software and Services, Data Synchronization, and Custom Outsourcing	$ 98.8	$ 82.1	20%	$ 99.6	$ 109.2	-9%
Total Revenues	$ 479.9	$ 417.9	15%	$ 481.3	$ 476.6	1%

Note: Some calculations may differ due to rounding

Expenses and Net Income (Loss)

Cost of revenues, sales and marketing, and general and administrative expenses for 4Q11 were $97.6 million, as compared to $98.9 million in 4Q10. Restructuring charges, merger and acquisition fees, and loss on disposition of assets were $0.1 million in 4Q11, as compared to $2.8 million in 4Q10. Operating income in 4Q11 was $26.5 million, as compared to $19.7 million in 4Q10, and was $26.6 million and $22.2 million on a pro forma basis in the same periods, respectively. Net interest expense and net other income (expense) was ($19.9) million for 4Q11, as compared to ($21.4) million in 4Q10, resulting in income (loss) before income taxes of $6.6 million and ($1.7) million in 4Q11 and 4Q10, respectively, and $6.7 million and $0.7 million on a pro forma basis in the same periods, respectively. Net income (loss) was $2.4 million in 4Q11 after $4.2 million in income tax expense, as compared to ($10.4) million in 4Q10 after $8.7 million in income tax expense, and was $2.5 million and ($7.9) million on a pro forma basis in the same periods, respectively.

	As Reported		Pro Forma
	Fourth Quarter		Fourth Quarter
	2011	2010	2011	2010
(in $ millions)
Expenses
Cost of revenues	$ 66.8	$ 69.5	$ 66.8	$ 69.5
Sales and marketing	$ 17.2	$ 15.7	$ 17.2	$ 15.7
General and administrative	$ 13.6	$ 13.8	$ 13.6	$ 13.8
Restructuring charges	$ 0.1	$ 2.7	$ 0.1	$ 2.7
Merger and acquisition fees	$ 0.0	$ 0.1	$ 0.0	$ 0.1
Loss on disposition of assets	$ 0.0	$ 0.0	$ 0.0	$ 0.0
Total expenses	$ 97.7	$ 101.7	$ 97.7	$ 101.7

Operating income	$ 26.5	$ 19.7	$ 26.6	$ 22.2

Other expense
Interest expense, net	($ 21.1)	($ 21.4)	($ 21.1)	($ 21.4)
Other income (expense), net	$ 1.1	($ 0.1)	$ 1.1	($ 0.1)
Other expense	($ 19.9)	($ 21.4)	($ 19.9)	($ 21.4)

Income (loss) before income taxes	$ 6.6	($ 1.7)	$ 6.7	$ 0.7
Income tax expense	$ 4.2	$ 8.7	$ 4.2	$ 8.7
Net income (loss)	$ 2.4	($ 10.4)	$ 2.5	($ 7.9)

Note: Some calculations may differ due to rounding

Cost of revenues, sales and marketing, and general and administrative expenses for the full year 2011 were $386.7 million, as compared to $337.4 million for the full year 2010. Restructuring charges, merger and acquisition fees, and loss on disposition of assets were $2.7 million for the full year 2011, as compared to $15.9 million for the full year 2010. Operating income for the full year 2011 was $90.5 million, as compared to $64.6 million for the full year 2010. Net interest expense and net other income (expense) was ($85.0) million for the full year 2011, as compared to ($86.1) million for the full year 2010, resulting in income (loss) before income taxes of $5.5 million and ($21.5) million for the full years 2011 and 2010, respectively. Net income (loss) was ($1.3) million for the full year 2011 after $6.8 million in income tax expense, as compared to $4.0 million for the full year 2010 after $25.5 million in income tax benefit.

Total expenses for the full year 2010 do not include approximately five months of contribution from Inovis. Assuming that the acquisition of Inovis occurred on January 1, 2010, pro forma cost of revenues, sales and marketing, and general and administrative expenses for the full year 2011 were $386.7 million, as compared to $378.7 million for the full year 2010. Pro forma restructuring charges, merger and acquisition fees, and loss on disposition of assets were $2.7 million for the full year 2011, as compared to $27.9 million for the full year 2010. Pro forma operating income for the full year 2011 was $91.9 million, as compared to $70.0 million for the full year 2010. Pro forma net interest expense and net other income (expense) was ($85.0) million for the full year 2011, as compared to ($95.3) million for the full year 2010, resulting in income (loss) before income taxes of $7.0 million and ($25.3) million for the full years 2011 and 2010, respectively. Net income (loss) was $0.2 million for the full year 2011 after $6.8 million in income tax expense, as compared to $2.4 million for the full year 2010 after $27.6 million in income tax benefit.

	As Reported		Pro Forma
	Full Year		Full Year
	2011	2010	2011	2010
(in $ millions)
Expenses
Cost of revenues	$ 257.7	$ 227.5	$ 257.7	$ 253.1
Sales and marketing	$ 65.9	$ 54.9	$ 65.9	$ 61.1
General and administrative	$ 63.2	$ 55.0	$ 63.2	$ 64.5
Restructuring charges	$ 2.5	$ 5.6	$ 2.5	$ 5.6
Merger and acquisition fees	$ 0.2	$ 8.6	$ 0.2	$ 20.5
Loss on disposition of assets	$ 0.0	$ 1.7	$ 0.0	$ 1.7
Total expenses	$ 389.4	$ 353.3	$ 389.4	$ 406.6

Operating income	$ 90.5	$ 64.6	$ 91.9	$ 70.0

Other expense
Interest expense, net	($ 82.8)	($ 86.1)	($ 82.8)	($ 95.2)
Other income (expense), net	($ 2.2)	($ 0.1)	($ 2.2)	($ 0.1)
Other expense	($ 85.0)	($ 86.1)	($ 85.0)	($ 95.3)

Income (loss) before income taxes	$ 5.5	($ 21.5)	$ 7.0	($ 25.3)
Income tax expense/(benefit)	$ 6.8	($ 25.5)	$ 6.8	($ 27.6)
Net income (loss)	($ 1.3)	$ 4.0	$ 0.2	$ 2.4

Note: Some calculations may differ due to rounding

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization, and certain other charges (“Adjusted EBITDA”, a non-GAAP measure) for 4Q11 was $43.2 million, the same as in 4Q10. Adjusted EBITDA for the full year 2011 was $155.2 million, 11.2% higher than the full year 2010, and 1.1% lower than pro forma Adjusted EBITDA for the full year 2010.

Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its business and management team. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as (i) an alternative to net income, (ii) as a measure of operating income, or cash flows from operating, investing and financing activities, or (iii) as a measure of liquidity. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. The table below reconciles net income to Adjusted EBITDA for the periods presented.

	As Reported		Pro Forma
	Fourth Quarter		Fourth Quarter
	2011	2010	2011	2010
(in $ millions)
Net income (loss)	$ 2.4	($ 10.4)	$ 2.5	($ 7.9)
Adjustments:
Income tax expense	$ 4.2	$ 8.7	$ 4.2	$ 8.7
Interest expense, net	$ 21.1	$ 21.4	$ 21.1	$ 21.4
Depreciation and amortization	$ 15.5	$ 15.1	$ 15.5	$ 15.1
Stock compensation benefit (expense)	($ 0.1)	$ 0.2	($ 0.1)	$ 0.2
Other income (expense), net	($ 1.1)	$ 0.1	($ 1.1)	$ 0.1
Restructuring charges	$ 0.1	$ 2.7	$ 0.1	$ 2.7
Merger and acquisition fees	$ 0.0	$ 0.1	$ 0.0	$ 0.1
Integration costs (1)	$ 0.0	$ 0.2	$ 0.0	$ 0.2
Deferred income adjustment (2)	$ 0.1	$ 2.4	$ 0.0	$ 0.0
Management fees	$ 1.0	$ 2.7	$ 1.0	$ 2.7
Total adjustments	$ 40.8	$ 53.5	$ 40.7	$ 51.1
Adjusted EBITDA	$ 43.2	$ 43.2	$ 43.2	$ 43.2

(1) Integration costs represented certain incremental operating expenses associated with the integration of the Inovis business.
(2) Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

Note: Some calculations may differ due to rounding

	As Reported		Pro Forma
	Full Year		Full Year
	2011	2010	2011	2010
(in $ millions)
Net income (loss)	($ 1.3)	$ 4.0	$ 0.2	$ 2.4
Adjustments:
Income tax expense (benefit)	$ 6.8	($ 25.5)	$ 6.8	($ 27.6)
Interest expense, net	$ 82.8	$ 86.1	$ 82.8	$ 95.2
Depreciation and amortization	$ 55.7	$ 48.7	$ 55.7	$ 53.1
Stock compensation expense	$ 0.7	$ 0.4	$ 0.7	$ 0.4
Other income, net	$ 2.2	$ 0.1	$ 2.2	$ 0.1
Restructuring charges	$ 2.5	$ 5.6	$ 2.5	$ 5.6
Merger and acquisition fees	$ 0.2	$ 8.6	$ 0.2	$ 20.5
Integration costs (1)	$ 0.2	$ 0.7	$ 0.2	$ 0.7
Deferred income adjustment (2)	$ 1.4	$ 4.4	$ 0.0	$ 0.0
Loss on Disposal	$ 0.0	$ 1.7	$ 0.0	$ 1.7
Management fees	$ 4.0	$ 4.8	$ 4.0	$ 4.8
Total adjustments	$ 156.5	$ 135.5	$ 155.0	$ 154.5
Adjusted EBITDA	$ 155.2	$ 139.5	$ 155.2	$ 156.9

(1) Integration costs represented certain incremental operating expenses associated with the integration of the Inovis and RollStream businesses.
(2) Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

Note: Some calculations may differ due to rounding

LIQUIDITY AND CAPITAL EXPENDITURES

Cash and cash equivalents totaled $13.0 million at the end of 4Q11, as compared to $25.2 million at the end of 3Q11. There was $3.0 million outstanding under the revolving credit facility at the end of 4Q11 while no amounts were outstanding at the end of 3Q11. At the end of both 4Q11 and 3Q11, $11.7 million of the $50 million of revolving credit facility capacity was pledged as security for certain letters of credit. Therefore, total available cash liquidity, including cash and cash equivalents and total revolving credit facility capacity less outstanding borrowings and letters of credit secured by the revolving credit facility, was $48.3 million and $63.5 million at the end 4Q11 and 3Q11, respectively.

On February 29, 2012, GXS amended its revolving credit facility to achieve more favorable terms, including (i) extended the expiration date to March 15, 2015 (from December 23, 2012), (ii) eliminated the minimum interest rate associated with the Base Rate and LIBOR (which were previously 3.0% and 2.0%, respectively), (iii) reduced the spread applicable to Eurodollar rate loans to 4.50% per annum and the spread applicable to Base rate loans to 3.50% per annum (which were 5.5% and 4.5%, respectively), (iv) lowered the annual commitment fee to 0.50% per annum (from 0.75% per annum), and (v) amended the net leverage ratio to permit such ratio as of the last day of any fiscal quarter to be as high as 5.75:1 (from 5.25:1). All other material terms and conditions remained unchanged.

Capital expenditures (“CAPEX”) were $8.5 million in 4Q11, as compared to $8.4 million in 4Q10. For the full year 2011, CAPEX totaled $42.8 million as compared to $35.3 million in 2010.

CUSTOMER ACQUISITION ACTIVITY

Total MCV for 4Q11 was $55.3 million, as compared to $44.1 million in 4Q10. Sales activity in 4Q11 continued to be focused predominantly on new Managed Services deals which comprised 77% of total MCV in the quarter as compared to 66% in 4Q10. For the full year 2011, MCV was $175.0 million, as compared to $142.9 million in 2010, a 22% increase, which also represents a record year in MCV for GXS.

MCV is the incremental future minimum committed revenue of new sales agreements signed in the current period by customers. If the new contract signed is to replace an existing revenue stream, the MCV is adjusted to reflect only the incremental value from the sale. The MCV calculations are not reflected or recorded within the condensed consolidated financial statements. MCV is not a measure of financial condition or financial performance under U.S. GAAP and should not be considered as an alternative to deferred income or revenues, as a measure of financial condition or operating performance.

FINANCIAL GUIDANCE

As GXS moves into 2012, the company continues to experience strong demand for its B2B integration solutions and increasing customer expectations for service excellence. “To support our growth aspirations, we plan to continue to increase investments in sales and marketing to continue to drive growth in Managed Services MCV,” commented Gregg Clevenger, GXS Executive Vice President and Chief Financial Officer, “while simultaneously investing operating expense and CAPEX in programs designed to: (i) improve the overall customer experience, (ii) improve network stability, flexibility and redundancy, (iii) enhance our ability to quickly and efficiently launch new products, and (iv) reduce the cost and enhance the speed of new customer implementations – all while continuing to drive efficiencies in G&A expense where possible.” These investments are expected to put pressure on annual Adjusted EBITDA margins over the next two years while providing a foundation for margin expansion thereafter.

For 2012, revenue is expected to be in the range of $480 to $490 million, representing annual growth of up to 2.1%. Adjusted EBITDA is expected to be in the range of $145 to $150 million, representing a decrease of between 6.6% and 3.4% versus the full year 2011. CAPEX is expected to be in the range of $45 to $50 million, representing an increase of between 5.2% and 16.9% versus 2011. MCV is expected to be in the range of $190 to $200 million, representing an increase of between 8.6% and 14.3% versus the full year 2011.

For 1Q12, revenue is expected to be in the range of $116 to $117 million and Adjusted EBITDA is expected to be in the range of $32 to $33 million, representing a 1.6% to 2.5% increase over 1Q11 revenue and between a 2.7% decline and 0.3% increase in Adjusted EBITDA versus 1Q11.

For 2Q12, revenue is expected to be in the range of $118 to $119 million and Adjusted EBITDA is expected to be in the range of $34 to $35 million, representing between a 0.7% decline and a 0.2% increase versus 2Q11 revenue and between a 10.1% decrease and 7.5% decrease in Adjusted EBITDA versus 2Q11.

Achieving this guidance is subject to a number of risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission. As a result, there can be no assurance that such guidance can be achieved.

	First Quarter 2012			Second Quarter 2012			Full Year 2012
(in $ millions)
Revenue	$ 116	to	$ 117	$ 118	to	$ 119	$ 480	to	$ 490
Adjusted EBITDA	$ 32	to	$ 33	$ 34	to	$ 35	$ 145	to	$ 150
CAPEX	n/a		n/a	n/a		n/a	$ 45	to	$ 50
MCV	n/a		n/a	n/a		n/a	$ 190	to	$ 200

First and Second Quarter and Full Year 2012 Adjusted EBITDA Guidance - Reconciliation to GAAP

($ millions)	First Quarter 2012			Second Quarter 2012			Full Year 2012
Adjusted EBITDA	$ 32.0	to	$ 33.0	$ 34.0	to	$ 35.0	$ 145.0	to	$ 150.0
Income tax expense		($ 0.8)			($ 0.8)			($ 3.2)
Interest expense, net		($ 21.5)			($ 21.5)			($ 86.0)
Depreciation and amortization	($ 15.0)	to	($ 14.0)	($ 15.0)	to	($ 14.0)	($ 60.0)	to	($ 56.0)
Stock compensation expense		($ 0.3)			($ 0.3)			($ 1.2)
Restructuring charges	($ 0.4)	to	($ 0.3)	($ 0.5)	to	($ 0.4)	($ 2.3)	to	($ 2.2)
Management fees		($ 1.0)			($ 1.0)			($ 4.0)
Total adjustments	($ 39.0)	to	($ 37.9)	($ 39.1)	to	($ 38.0)	($ 156.7)	to	($ 152.6)
Net income (loss)	($ 7.0)	to	($ 4.9)	($ 5.1)	to	($ 3.0)	($ 11.7)	to	($ 2.6)

EARNINGS CONFERENCE CALL

Bob Segert (President and Chief Executive Officer) and Gregg Clevenger (Executive Vice President and Chief Financial Officer) will conduct a call to review the fourth quarter and the full year results on Tuesday, March 20, 2012 at 1:00 PM U.S. Eastern Time. To access the call, please dial 877-269-6740, or outside the U.S. 816-650-0840, at least 10 minutes before the start of the call (when calling in, you’ll be asked for your name and the Conference ID Number 57308192). A replay will be available for one week beginning two hours after the call ends. It can be accessed by dialing 855-859-2056 or 404-537-3406.

ABOUT GXS

GXS is a leading provider of B2B integration services and operates the world’s largest integration cloud, GXS Trading Grid®. Our software and services help more than 400,000 businesses, including 72 percent of the Fortune 500 and 23 of the top 25 supply chains, extend their partner networks, automate receiving processes, manage electronic payments, and improve supply chain visibility. GXS Managed Services, our unique approach to improving B2B integration operations, combines GXS Trading Grid® with our process orchestration services and global team to manage a company’s multi-enterprise processes. Based in Gaithersburg, Maryland, GXS has direct operations in 20 countries, employing more than 2,400 professionals.  To learn more, see http://www.gxs.com, read our blog at http://blogs.gxs.com, follow us on Twitter at http://twitter.com/gxs and join us on LinkedIn at http://www.linkedin.com/company/gxs. You can also access our public filings with the Securities and Exchange Commission at http://www.sec.gov/edgar.shtml.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future, including the discussion under “Financial Guidance”, are forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions, including but not limited to those set forth in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise.

NON-GAAP MEASURES

This press release contains certain supplemental measures of performance that are not required by, or presented in accordance with, GAAP. Such measures should not be considered as alternatives to GAAP measures. It also contains certain “pro forma” financial information and results which assumes Inovis was acquired on January 1, 2010 and to adjust for the impact of write-downs in deferred revenue in relation to the Inovis and RollStream acquisitions, as discussed above. Such pro forma information is presented for informational purposes only, as an aid to understanding the company's financial results. This pro forma information is not prepared in accordance with GAAP and should not be considered a substitute for the historical financial information presented in accordance with GAAP. The pro forma financial information used by the company may be different from pro forma financial information used by other companies and is not necessarily indicative of future results. You should not place undue reliance on such information.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2010	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$16,326	$12,968
Receivables, net	97,738	106,799
Prepaid expenses and other assets	26,643	28,881
Total current assets	140,707	148,648

Property and equipment, net	95,523	105,049
Goodwill	264,857	268,767
Intangible assets, net	141,357	120,483
Deferred financing costs	19,262	15,018
Other assets	16,730	23,112

Total Assets	$678,436	$681,077

Liabilities and Stockholder's Deficit
Current liabilities:
Borrowings under revolving credit facility	$8,000	$3,000
Trade payables	12,862	19,640
Deferred income	43,101	46,622
Accrued expenses and other current liabilities	60,275	47,369
Total current liabilities	124,238	116,631

Long-term debt	769,115	772,068
Deferred income tax liabilities	7,580	9,961
Other liabilities	43,912	46,743
Total liabilities	944,845	945,403

GXS Worldwide, Inc. stockholder's deficit:
Common stock $1.00 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	427,892	429,045
Accumulated deficit	(686,162)	(687,446)
Accumulated other comprehensive loss	(8,397)	(6,208)
Total GXS Worldwide, Inc. stockholder's deficit	(266,666)	(264,608)
Non-controlling interest	257	282
Total stockholder’s deficit	(266,409)	(264,326)

Total Liabilities and Stockholder’s Deficit	$678,436	$681,077

These statements should be read in conjunction with the Form 10-K filed with the SEC on March 19, 2012.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands)

	Three Months ended December 31,		Years ended December 31,
	2010	2011	2010	2011
Revenues	$121,456	$124,248	$417,929	$479,887

Costs and operating expenses:
Cost of revenues	69,469	66,776	227,499	257,659
Sales and marketing	15,671	17,228	54,877	65,860
General and administrative	13,768	13,563	55,016	63,155
Restructuring charges	2,744	141	5,635	2,469
Merger and acquisition fees	63	––	8,555	227
Loss on disposition of assets	––	––	1,724	––
Operating income	19,741	26,540	64,623	90,517

Other income (expense):
Interest expense, net	(21,383)	(21,066)	(86,071)	(82,755)
Other income (expense), net	(61)	1,121	(78)	(2,237)
Income (loss) before income taxes	(1,703)	6,595	(21,526)	5,525

Income tax expense (benefit)	8,659	4,158	(25,528)	6,784
Net income (loss)	(10,362)	2,437	4,002	(1,259)
Less: Net income attributable to non-controlling interest	74	28	17	25
Net income (loss) attributable to GXS Worldwide, Inc.	$(10,436)	$2,409	$3,985	$(1,284)

These statements should be read in conjunction with the Form 10-K filed with the SEC on March 19, 2012.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Years ended December 31,
	2010	2011
Cash flows from operations:
Net income (loss)	$4,002	$(1,259)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	48,708	55,680
Deferred income taxes	712	3,639
Change in deferred tax asset valuation allowance resulting from business acquisition	(28,595)	––
Loss on disposition of assets	1,724	––
Amortization of deferred financing costs and debt discount	7,689	7,441
Unrealized gain on interest rate swap	(7,165)	(2,365)
Settlement of interest rate swap	––	(2,318)
Stock compensation expense	403	733
Changes in operating assets and liabilities, net of effect of business acquisitions:
(Increase) decrease in receivables	8,036	(8,717)
Increase in prepaid expenses and other assets	(5,235)	(9,449)
Increase (decrease) in trade payables	(11,335)	4,807
Increase (decrease) in deferred income	(2,654)	2,999
Increase (decrease) in accrued expenses and other liabilities	3,072	(8,637)
Other	(1,739)	3,094
Net cash provided by operating activities	17,623	45,648

Cash flows from investing activities:
Purchases of property and equipment (including capitalized interest)	(35,321)	(42,782)
Proceeds from sale of assets	400	––
Business acquisitions, net of cash acquired ($14,440 in 2010; $4 in 2011)	(220,005)	(1,125)
Decrease in restricted cash	227,580	––
Net cash used in investing activities	(27,346)	(43,907)

Cash flows from financing activities:
Borrowings under revolving credit facility	31,000	50,000
Repayments under revolving credit facility	(23,000)	(55,000)
Payment of deferred purchase price for 2008 acquisition	(6,685)	––
Payment of financing costs	(880)	(2)
Net cash provided by (used in) financing activities	435	(5,002)

Effect of exchange rate changes on cash	65	(97)

Decrease in cash and cash equivalents	(9,223)	(3,358)
Cash and cash equivalents, beginning of year	25,549	16,326
Cash and cash equivalents, end of period	$16,326	$12,968

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$75,840	$78,012
Cash paid for interest rate swap	$9,105	$4,683
Cash paid for income taxes	$2,486	$3,129

	Years ended December 31,
	2010	2011
Noncash investing and financing activities:
Management fees waived by Francisco Partners	$833	$––
Fair value of equity securities issued in business acquisitions	$68,805	$420

These statements should be read in conjunction with the Form 10-K filed with the SEC on March 19, 2012.

INVESTOR RELATIONS:
Gregg Clevenger
Executive Vice President and Chief Financial Officer
GXS Worldwide, Inc.
301-340-5188
gregg.clevenger@gxs.com

MEDIA RELATIONS:
Robin Lane
PR Manager
GXS Worldwide, Inc.
301-340-4277
robin.lane@gxs.com